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                                                                   Exhibit 23(a)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 1, 1995 included and incorporated by reference in the First Union Real Estate Equity and Mortgage Investments Form 10-K for the year ended December 31, 1994 and to all references to our Firm included in this registration statement.



                                                            Arthur Andersen LLP



Cleveland, Ohio,
February 15, 1996.





9189921.5  122195  206C  94162641